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                                                                   EXHIBIT 23.1

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

The Board of Directors
Witness Systems, Inc.:

Under date of January 25, 2002, we reported on the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, as contained in the annual report on Form 10-K for the year ended December 31, 2001. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the index under Item 14(a)2 in this Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



                                                              /s/ KPMG LLP


Atlanta, Georgia
January 25, 2002